                                                                  EXHIBIT 3.1.54

                                           FEDERAL IDENTIFICATION NO. 04-2393279

                        THE COMMONWEALTH OF MASSACHUSETTS

                             MICHAEL JOSEPH CONNOLLY
                               Secretary of State
                ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108

                        RESTATED ARTICLES OF ORGANIZATION

                     GENERAL LAWS, CHAPTER 1588, SECTION 74

         This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the of stockholders adopting the restated articles of organization. The fee for filing this certificate is prescribed by General Laws, Chapter 1568, Section 114. Make check payable to the Commonwealth of Massachusetts.

We,               Jon F. Kropper                                   President and
                  James C. Hamilton                                     Clerk of

                                HADCO CORPORATION
                              (Name of Corporation)

located at .... c/o.James C. Hamilton, One Court Street, Boston, MA. 02108

do hereby certify that the following restatement of the articles of organization of the corporation was duly adopted at a meeting held on March 1, 1989, by vote of

8,973,423  shares of  Common      out of    10,850,497 shares outstanding.
                          (Class of Stock)

           shares of              out of               shares outstanding, and
                         (Class of Stock)

           shares of              out of               shares outstanding.
                         (Class of Stock)

being at least two-thirds of each class of stock outstanding and entitled to vote and of each class or series of stock adversely affected thereby:

         1.       The name by which the corporation shall he known is:

                           Hadco Corporation

         2. The purpose for which the corporation is formed are as follows: To carry on a general manufacturing and merchandising business and any business incidental thereto or in any way connected therewith, including, but without limiting the generality of the foregoing purpose, the trade or business of designing, producing, manufacturing, adapting, developing, forming, processing, converting, testing and otherwise acquiring, owning, holding, consuming, disposing of and dealing in, and an interest in, printed circuits and all types of electronic and communications equipment and any and all other goods, articles, materials, equipment or compounds required for, or convenient in connection with, or incidental to any of the foregoing, and any other trade or business which can conveniently be carried on in conjunction with any of the materials aforesaid in or upon the premises of the Corporation, and to carry on any business permitted by the laws of the Commonwealth of Massachusetts to a corporation organized under Chapter 156B.

Note: If the spare provided under any article or item on this form is insufficient, additions shall be act forth at separate 8-1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued an a single sheet so long as each article requiring each such addition is clearly indicated.

         3. The total number of shares and the par value, if any, of each class of stock which the corporation i authorized to issued is as follows:

                   WITHOUT PAR VALUE                WITH PAR VALUE
                   -----------------                --------------
CLASS OF STOCK     NUMBER OF SHARES      NUMBER OF SHARES      PAR VALUE
--------------     ----------------      ----------------      ---------
Preferred                None                  None               --
Common                   None               25,000,000           $.05

         4. *If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

                  None

         5. *The restrictions, if any, imposed by the articles of organization upon the transfer of shares of stock of any class are as follows:

                  None

         6. *Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

                  See Continuation Sheet 6A, which is incorporated herein by reference.

----------------------

         * If there are no such provisions, state "None".

                                                           Continuation Sheet 6A

Meetings of stockholders may be held anywhere in the United States. The directors may make, amend or repeal the by-laws in whole or in part, except with respect to any provision thereof which by law or the by-laws requires action by the stockholders. The whole or any part of the authorized but unissued shares of capital stock may be issued at any time or from time to time by the Board of Directors without further action by the stockholders. The Corporation may be a partner in any business.

The Corporation eliminates the personal liability of each director to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any statutory provision or other law imposing such liability; provided, that nothing in this paragraph shall eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section sixty-one or sixty-two of Chapter 156B of the Massachusetts General Laws, or (iv) for any transaction from which the director derived an improper personal benefit.

         We further certify that the foregoing restated articles of organization effect no amendments to the articles of organization of the corporation as heretofore amended, except amendments to the following articles 3 and 4.

                   Briefly describe amendments in space below:

The amendment abolishes the previously existing class of Convertible Preferred Stock and accordingly, amends Article 3 of the Restated Articles of Organization to delete reference to the Convertible Preferred Stock. Because the class of Convertible Preferred Stock has been eliminated and there remains only a single class of Common Stock of Hadco Corporation, Article 4, which had previously described the different classes of stock and the differing rights and privileges of such class, is deleted, in its entirety.

         IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, WE HAVE HERETO SIGNED OUR NAMES THIS 1ST DAY OF MARCH IN THE YEAR 1989.

  /s/  Jon F. Kropper                         President
------------------------------------
Jon F. Kropper

  /s/  James C. Hamilton                          Clerk
---------------------------------------------
James C. Hamilton